SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (January 22, 2008)

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor

Buenos Aries, C1430DNN, Argentina

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 25, 2008, MercadoLibre, Inc. (the “Company”) filed a registration statement on Form S-1 (Registration No. 333-            ) that discloses historical preliminary information regarding the Company’s results of operations and financial condition. That information is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On January 24, 2008, the board of directors of the Company (the “Board”) appointed Martin de los Santos as a new director.

Mr. de los Santos was appointed as a Class II director and his initial term will expire after our annual meeting of stockholders in 2009. Mr. de los Santos was appointed to the Audit Committee of the Board and Compensation Committee of the Board.

The current composition of the Board committees is as follows:

Audit Committee	Anton Levy (chairman) Marcos Galperín Martin de los Santos

Compensation Committee	Veronica Allende Serra (chairperson) Emiliano Calemzuk Martin de los Santos

Nominating and Corporate Governance Committee	Marcos Galperín (chairman) Emiliano Calemzuk Michael Spence

Grant of Restricted Stock to Martin de los Santos

On September 24, 2007, the Board, upon the recommendation of the Compensation Committee of the Board, adopted a compensation plan for outside directors, as defined by the Board. Under the terms of the plan, the outside directors receive an annual cash retainer fee of $30,000 and an annual grant of restricted Common Stock (“Restricted Shares”). As of January 24, 2008, the Company awarded Mr. de los Santos 600 Restricted Shares for his original grant. On the first anniversary of Mr. de los Santos’ original Restricted Shares grant date, he will receive a grant of additional Restricted Shares having a value equal to $30,000, based on the closing sale price of the Common Stock on the prior trading day. On the second anniversary of Mr. de los Santos’ original Restricted Shares grant date, he will receive a grant of additional Restricted Shares having a value equal to $40,000, based on the closing sale price of the Common Stock on the prior trading day. Each grant of Restricted Shares will vest twelve months following the grant date. Restricted Shares will be granted pursuant to the Company’s Amended and Restated 1999 Stock Option and Restricted Stock Plan.

Resignation of Edgardo Sokolowicz

On January 23, 2008, Edgardo Sokolowicz, our Senior Vice President and Chief Technology Officer, informed us of his intention to resign from his position with the Company due to personal reasons on March 31, 2008. His role will be divided into two separate positions, Senior Director of Development and Senior Director of Architecture and Database, pursuant the Company’s succession plan.

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Item 8.01.	Other Events.

On January 22, 2008, the Company completed its acquisition of 100% of the issued and outstanding shares of capital stock of CMG Classified Media Group, Inc. (“CMG”) and its subsidiaries. CMG and its subsidiaries operate an online classified advertisements platform primarily dedicated to the sale of automobiles (at www.tucarro.com) in Colombia, Venezuela and Puerto Rico and real estate (at www.tuinmueble.com) in Venezuela, Colombia, Panama, the United States, Costa Rica and the Canary Islands. The purchase price for the shares of CMG and its subsidiaries was $19.0 million, subject to certain escrows and working capital adjustments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Historical Preliminary Financial Information

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)

Date: January 25, 2008	By:	/s/ Nicolas Szekasy
Nicolas Szekasy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Historical Preliminary Financial Information